                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               CABOT CORPORATION
                (Name of Registrant as Specified In Its Charter)

                               CABOT CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

[CABOT LOGO]

                                                                January 19, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation which will be held on Thursday, March 8, 2001 at 4:00 p.m. in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.

     Mailing of the enclosed Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card to you indicates that you were the beneficial owner of shares of Cabot Corporation common stock on January 10, 2001, the record date for determining the persons eligible to vote at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided or, if your proxy card or voting instruction form so indicates, vote electronically via the Internet or telephone.

                                            Sincerely,

                                            /s/ Samuel W. Bodman
                                            ---------------------------
                                            SAMUEL W. BODMAN
                                            Chairman of the Board
                                            and Chief Executive Officer


                               [Cabot Letterhead]

[CABOT LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 8, 2001

     The Annual Meeting of Stockholders of Cabot Corporation (the "Company"), a Delaware corporation, will be held in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Thursday, March 8, 2001, at 4:00 p.m., Eastern Standard Time, for the following purposes:

     1. To elect seven persons to the Board of Directors of the Company, including five persons for terms expiring in 2004 and two for terms expiring in 2003;

     2. To act upon one management proposal relating to the adoption of the Company's Short-Term Incentive Compensation Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 10, 2001, are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

     - vote over the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

     - complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

     Stockholders may still vote in person if they do attend the Annual Meeting.

     The Company's 2000 Annual Report to Stockholders and Form 10-K are being mailed to stockholders with this Notice of Annual Meeting of Stockholders and Proxy Statement.

     A complete list of the stockholders entitled to vote at the meeting shall be available for examination by any stockholder for ten days prior to the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of Cabot Corporation, Two Seaport Lane, Suite 1300, Boston, Massachusetts.

     Please exercise your right to vote at your earliest convenient time.

By order of the Board of Directors,

John P. McGann
Secretary

Two Seaport Lane
Boston, Massachusetts
January 19, 2001

TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1

ITEM NO. 1 -- Election of Directors.........................    2

  Certain Information Regarding Directors...................    2

  Information on the Board of Directors and its
     Committees.............................................    6

  Audit Committee Report....................................    8

Beneficial Stock Ownership of Directors, Executive Officers
  and Persons Owning More than Five Percent of Common
  Stock.....................................................    9

Executive Compensation......................................   11

  Summary Compensation Table................................   11

  Option Grants in Last Fiscal Year.........................   14

  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   15

  Pension Plan Table........................................   16

  Employment Contracts and Termination of Employment and
     Change in Control Arrangements.........................   17

  Compensation Committee Report on Executive Compensation...   17

Performance Graph...........................................   20

Certain Relationships and Related Transactions..............   20

Compliance with Section 16(a) of the Exchange Act...........   21

ITEM NO. 2 -- Proposal to Approve Adoption of Short-Term
  Incentive Compensation Plan...............................   21

Future Stockholder Proposals................................   24

Annual Report on Form 10-K..................................   24

Solicitation of Proxies.....................................   24

Miscellaneous...............................................   25

Exhibit A -- Charter of the Audit Committee.................  A-1

Exhibit B -- Short-Term Incentive Compensation Plan.........  B-1

CABOT CORPORATION
TWO SEAPORT LANE, SUITE 1300
BOSTON, MASSACHUSETTS 02210-2019

PROXY STATEMENT

MAILED ON OR ABOUT JANUARY 19, 2001, FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 8, 2001

GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by and on behalf of the Board of Directors of Cabot Corporation, a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 4:00 p.m., Eastern Standard Time, on Thursday, March 8, 2001, at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 19, 2001.

     Stockholders attending the Annual Meeting may vote their shares in person even though they have already given a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to its use by a written communication to John P. McGann, Secretary of the Company, by a duly executed proxy bearing a later date received prior to the closing of the polls or by attending the Annual Meeting and voting in person. Proxies will also be considered voting instructions by participants in employee benefit plans of the Company and a former subsidiary of the Company with respect to shares of the Company's common stock and convertible preferred stock held for such participants by the trustees of such plans.

     Only stockholders of record as of the close of business on January 10, 2001, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 66,357,921 shares of common stock, par value $1.00 per share ("Common Stock"), and 61,379 shares of Series B ESOP convertible preferred stock, par value $1.00 per share ("Convertible Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock is entitled to 146.3782 votes. State Street Bank and Trust Company, the trustee of the Cabot Corporation Employee Stock Ownership Plan ("ESOP"), which became a part of the Cabot Corporation Retirement Savings Plan effective December 31, 2000, is the record owner of all of the shares of Convertible Preferred Stock and is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the ESOP.

     A quorum for the election of directors, the approval of the management proposal and the consideration of such other business as may properly be presented to the Annual Meeting consists of a majority in interest of all shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting, considered as a single class. Votes withheld for a nominee for election as a director or that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instruction from the beneficial owner of the shares on a matter as to which under the applicable rules of the New York Stock Exchange the record owner does not have authority to vote without such instruction) will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

     There is no provision for cumulative voting. A plurality of the votes properly cast is required for the election of a director. A majority of the votes properly cast is required to adopt the management proposal to be presented to the Annual Meeting.

     The independent accountants for the Company are PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

ITEM NO. 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, Kennett F. Burnes, John S. Clarkeson, Robert P. Henderson, Roderick C.G. MacLeod and Ronaldo H. Schmitz will be nominated for election to the class of directors whose terms expire in 2004, and, in order to divide the directors more evenly among the classes of Directors following the retirement from the Board of three directors from the same class during 2000, John G.L. Cabot and John F. O'Brien will be nominated for election to the class of directors whose terms expire in 2003. All of the nominees, except Dr. Schmitz, are currently directors of the Company and were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than seven nominees.

     CERTAIN INFORMATION REGARDING DIRECTORS

     Set forth below, as of December 31, 2000 for each director of the Company, is information regarding the Director's age, position(s) with the Company, membership on committees of the Board of Directors of the Company, the period during which the Director has served as a director and the Director's term of office, family relationship with any other director or executive officer of the Company, business experience during at least the past five years and other directorships and similar positions held by the Director.

--------------------------------------------------------------------------------

[PHOTO OF SAMUEL BODMAN]    SAMUEL W. BODMAN
                            Age: 62
                            Position: Chairman of the Board and Chief Executive
                            Officer
                            Committee Membership: Executive (Chairman)
                            Director since: 1987
                            Term of Office Expires: 2002
                            Business Experience:
                            Cabot Corporation:
                              Chairman of the Board -- 1988 to present
                              President -- 1991 to 1995, 1987 to 1988
                              Chief Executive Officer -- 1988 to present
                            FMR Corp. (investment advisor and mutual fund
                            manager):
                              President and Chief Operating Officer -- 1983 to 1986

                            Directorships:
                            Cabot Microelectronics Corporation
                            John Hancock Mutual Life Insurance Company
                            Security Capital Group Incorporated
                            Thermo Electron Corporation
                            Westvaco Corporation

--------------------------------------------------------------------------------
[PHOTO OF KENNETT BURNES]   KENNETT F. BURNES
                            Age: 57
                            Position: President and Chief Operating Officer
                            Committee Membership: Executive
                            Director since: 1992
                            Term of Office Expires: 2001 (Nominee for Election)
                            Business Experience:
                            Cabot Corporation:
                              President -- 1995 to present
                              Chief Operating Officer -- 1996 to present
                              Executive Vice President -- 1988 to 1995

                            Directorship:
                            Cabot Microelectronics Corporation

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[PHOTO OF JOHN CABOT]       JOHN G.L. CABOT(1)
                            Age: 66
                            Committee Memberships: Audit and Nominations
                            Director since: 1963
                            Term of Office Expires: 2001 (Nominee for Election) Business Experience:
                            Cabot Corporation:
                              Vice Chairman of the Board -- 1988 to 1995
                              Chief Financial Officer -- 1992 to 1995

                            Directorships:
                            Cabot Oil & Gas Corporation
                            Eaton Vance Corp.

--------------------------------------------------------------------------------

[PHOTO OF JOHN CLARKESON]   JOHN S. CLARKESON
                            Age: 58
                            Committee Memberships: Compensation and Safety,
                            Health and
                            Environmental Affairs
                            Director since: 1998
                            Term of Office Expires: 2001 (Nominee for Election)
                            Business Experience:
                            The Boston Consulting Group, Inc. (management
                            consulting):
                              Chairman of the Board -- January 1998 to present Chief Executive Officer and President -- 1986 to 1997

                            Directorships:
                            The Boston Consulting Group, Inc.

--------------------------------------------------------------------------------

[PHOTO OF ARTHUR GOLDSTEIN] ARTHUR L. GOLDSTEIN
                            Age: 65
                            Committee Membership: Audit and Nominations
                            Director since: 1995
                            Term of Office Expires: 2002
                            Business Experience:
                            Ionics, Incorporated (water purification):
                              Chairman of the Board -- 1990 to present
                              President and Chief Executive Officer -- 1971 to present

                            Directorships:
                            Ionics, Incorporated
                            State Street Corporation
                            State Street Bank and Trust Company

--------------------------------------------------------------------------------

[PHOTO OF ROBERT HENDERSON] ROBERT P. HENDERSON
                            Age: 69
                            Committee Memberships: Compensation (Chairman) and Executive
                            Director since: 1990
                            Term of Office Expires: 2001 (Nominee for Election) Business Experience:
                            Greylock Management Corporation (private equity investment management):
                              General Partner of managed funds -- 1983 to present
                            Greylock Limited Partnership (private equity investments):
                              Managing Partner -- 1990 to present

                            Directorships:
                            Allmerica Financial Corporation
                            Visible Markets, Inc.

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[PHOTO OF GAUTAM KAJI]      GAUTAM S. KAJI
                            Age: 59
                            Committee Memberships: Audit and Safety, Health and Environmental Affairs
                            Director since: 1998
                            Term of Office Expires: 2002
                            Business Experience:
                            World Bank:
                              Managing Director, Operations and Chairman Loan Committee, World Bank Group -- 1994 to 1997 Regional Vice President, East Asia and Pacific, World Bank -- 1991 to 1994

                            Directorships:
                            Centennial Group, Inc.
                            Infrastructure Development Finance Co.
                            Washington Asset Management Co.

--------------------------------------------------------------------------------

[PHOTO OF RODERICK MACLEOD] RODERICK C.G. MACLEOD(1)
                            Age: 50
                            Committee Memberships: Audit and Safety, Health and Environmental Affairs
                            Director since: 1998
                            Term of Office Expires: 2001 (Nominee for Election) Business Experience:
                              St. Martins Finance Ltd (private equity investment company)
                              Co-founder and Principal -- 1985 to present

                            Directorships:
                            Oxford Forecasting Services Ltd.
                            Waverley Investments (UK) Ltd.
                            E.I.E.C. S.A.
                            T.V. Jobshop Plc.

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[PHOTO OF JOHN MCARTHUR]    JOHN H. MCARTHUR
                            Age: 66
                            Committee Memberships: Compensation and Nominations (Chairman)
                            Director since: 1990
                            Term of Office Expires: 2002
                            Business Experience:
                            Harvard University:
                              Dean of Graduate School of Business
                              Administration -- 1980 to 1995
                            World Bank:
                              Senior Advisor to the President, World Bank
                              Group -- 1995 to present

                            Directorships:
                            The AES Corporation
                            BCE Inc.
                            BCE Emergis, Inc.
                            Glaxo SmithKline plc
                            HCA Healthcare Corporation
                            Rohm and Haas Company
                            Springs Industries, Inc.
                            Koc Holdings, A.S.

--------------------------------------------------------------------------------

[PHOTO OF JOHN O'BRIEN]     JOHN F. O'BRIEN
                            Age: 57
                            Committee Memberships: Audit (Chairman) and
                            Nominations
                            Director since: 1990
                            Term of Office Expires: 2001 (Nominee for Election)
                            Business Experience:
                            Allmerica Financial Corporation (holding company):
                              President and Chief Executive Officer -- 1995 to present
                            Allmerica Investment Trust (investment company):
                              Chairman of the Board -- 1989 to present
                            Allmerica Securities Trust (investment company):
                              Chairman of the Board -- 1989 to present

                            Directorships:
                            ABIOMED, Inc.
                            Allmerica Financial Corporation
                            Allmerica Investment Trust (Trustee)
                            Allmerica Securities Trust (Trustee)
                            The TJX Companies, Inc.

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[PHOTO OF DAVID RAGONE]     DAVID V. RAGONE(2)
                            Age: 70
                            Committee Memberships: Compensation and Safety, Health and Environmental Affairs
                            Director since: 1985
                            Term of Office Expires: 2003
                            Business Experience:
                            Massachusetts Institute of Technology:
                              Senior Lecturer -- 1988 to 1998
                              Visiting Professor -- 1987 to 1988
                            ASMV Management Company Limited Partnership (venture capital management):
                              Partner -- 1992 to present
                              General Partner -- 1989 to 1992

                            Directorship:
                            SIFCO INC.

--------------------------------------------------------------------------------

[PHOTO OF RONALDO SCHMITZ]  RONALDO H. SCHMITZ
                            Age: 62
                            Committee Memberships: (to be assigned)
                            Director since: (Nominee for Election)
                            Business Experience:
                            Deutsche Bank AG (banking):
                              Chairman Private Equity -- 2000 to present
                              Member of the Group Board -- 1991 to 2000
                              (retired)
                              Executive Vice President -- 1990
                            BASF AG:
                              Member of the Board of Managing Directors -- 1980 to 1990

                            Directorships:
                            Glaxo SmithKline plc
                            Legal & General Group Plc.
                            Rohm & Haas Company

--------------------------------------------------------------------------------

[PHOTO OF LYDIA THOMAS]     LYDIA W. THOMAS
                            Age: 56
                            Committee Memberships: Audit and Safety, Health and
                            Environmental Affairs (Chairwoman)
                            Director since: 1994
                            Term of Office Expires: 2003
                            Business Experience:
                            Mitretek Systems, Inc. (research and development for public interest):
                              President and Chief Executive Officer -- 1996 to present
                              Senior Vice President and General Manager -- 1996
                            The MITRE Corporation:
                            Center for Environment, Resources and Space:
                              Senior Vice President and General Manager -- 1992 to 1996
                              Vice President -- 1989 to 1992
                              Technical Director -- 1982 to 1989

                            Directorships:
                            Charles Stark Draper Laboratory Inc.:
                            Member

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[PHOTO OF MARK WRIGHTON]    MARK S. WRIGHTON
                            Age: 51
                            Committee Memberships: Compensation and Safety, Health and
                            Environmental Affairs
                            Director since: 1997
                            Term of Office Expires: 2003
                            Business Experience:
                            Washington University in St. Louis
                              Chancellor and Professor of Chemistry -- 1995 to present
                            Massachusetts Institute of Technology
                              Provost -- 1990 to 1995
                              Head of Department of Chemistry -- 1987 to 1990

                            Directorships:
                            A.G. Edwards, Inc.
                            Helix Technology Corporation
                            Ionics, Incorporated
                            OIS Optical Imaging Systems, Inc.

--------------------------------------------------------------------------------

     (1) Roderick C.G. MacLeod's spouse is a first cousin once removed of John G.L. Cabot.

     (2) In accordance with the Company's retirement policy, Mr. Ragone will retire from the Board of Directors effective at the March 8, 2001 Annual Meeting of Stockholders.

     INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

     General

     The Board of Directors of the Company held seven meetings during the 2000 fiscal year. The Board has five standing Committees: Audit Committee, Compensation Committee, Executive Committee, Nominations Committee and Safety, Health and Environmental Affairs Committee (the "SH&E Committee"). Membership on each Committee is listed above under the directors' names. The Audit, Compensation, Nominations and SH&E Committees are presently composed entirely of non-employee directors. The Executive Committee is presently composed of two employee directors and one non-employee director.

     Board Committees

     The Audit Committee annually recommends the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries. It reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The Committee reports to the Board on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee met three times during fiscal year 2000. The Report of the Audit Committee appears at the end of the "Information on the Board of Directors and its Committees" section of this proxy statement, and the Charter of the Audit Committee, which was amended and approved by the Board of Directors on May 12, 2000 to comply with certain new requirements of the Securities and Exchange Commission and the New York Stock Exchange, appears in Exhibit A to this Proxy Statement.

     The Compensation Committee establishes policies applicable to executive compensation and determines the salaries, bonuses and other remuneration of the officers of the Company who are also directors (for a further description of those policies and activities, see the Committee's Report on pages 17 through
20). In addition, the Committee determines whether any discretionary contributions will be made by the Company to the Cabot Retirement Incentive Savings Plan (the "Savings Plan") which became a part of the Cabot Corporation Retirement Savings Plan effective December 31, 2000. It administers the Company's supplemental employee benefit plans. It also administers the short-term incentive, the long-term equity incentive plans, including the adoption of the rules and regulations therefor, the designation of participants and the determination of the size and terms of awards. The Committee reviews the activities of the Company's Benefits and Investment Committees and reviews the Company's human resources policies and certain compliance activities. It also makes recommendations to the Board of Directors with respect to directors' compensation. The Compensation Committee met four times and took action by written consent two times during the 2000 fiscal year.

     The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The Executive Committee met two times and took action by written consent one time during the 2000 fiscal year.

     The Nominations Committee considers and proposes to the Board of Directors policies for the Board and nominees for membership on the Board of Directors. Nominees suggested by stockholders and sent to the Committee in care of the Chairman of the Board will be considered by the Committee. The Nominations Committee met two times during the 2000 fiscal year.

     The SH&E Committee reviews the Company's safety, health and environmental management programs and major hazards analyses. The Committee consults with the Company's internal and outside safety, health and environmental advisors regarding the management of those programs. It also reviews the Company's environmental spending. The SH&E Committee met three times during the 2000 fiscal year.

     Board Compensation

     Directors who are not employees of the Company were compensated during fiscal year 2000 by the issuance of 1,600 shares of Common Stock, pursuant to the Company's Non-Employee Directors' Stock Compensation Plan, and four quarterly cash payments of $3,500. Non-employee directors also received $1,200 for attending each Board meeting and each meeting of a Committee of which they were a member. Non-employee directors who are Committee chairmen also received an additional fee of $500 per quarter. Directors who are employees of the Company received no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and Committee meetings and were covered by the Company's travel accident insurance policy.

     From time to time, the Company's directors provide advice and consultation to the Company in addition to their regular duties as directors, for which they are compensated by the Company. During the 2000 fiscal year, no such compensation was paid.

     Mr. Cabot is a member of the board of directors of a former wholly-owned subsidiary of the Company which was sold on September 19, 2000. During fiscal year 2000, that subsidiary paid Mr. Cabot director fees totaling $4,500.

     Under the Cabot Corporation Deferred Compensation Plan, directors are permitted to defer receipt of their cash retainer and Board and Committee meeting fees for a period of at least three years or until they leave the Board of Directors. Such deferred amounts are accrued in a memorandum account and either (i) credited with interest at a rate equal to Moody's Corporate Bond Rate, or (ii) treated as invested in phantom stock units, based on the market price of shares of Cabot Common Stock at the time of deferral, with phantom dividends being accrued and treated as if reinvested in phantom stock units.

     All incumbent directors attended at least 75% of the meetings of the Board and of their respective Committees held while they were members during the 2000 fiscal year.

     Board Retirement Policy

     The Board of Directors has adopted a retirement policy, which requires each director to submit his or her resignation to the Chairman of the Board prior to, and effective at, the Annual Meeting of Stockholders of the Company next following the calendar year of (i) such director's seventieth birthday, in the case of a director first elected to the Board prior to his or her sixtieth birthday, or (ii) such director's seventy-second birthday, in the case of a director first elected to the Board on or after his or her sixtieth birthday.

     The Board of Directors has adopted a retirement policy for employee directors, which requires each employee director to submit his or her resignation to the Chairman of the Board or, in the case of the Chairman of the Board, to a meeting of the Board of Directors, (i) prior to and, if accepted, effective at the Annual Meeting of Stockholders following the calendar year of such director's sixty-fifth birthday, or (ii) if the director ceases to be an employee of the Company prior to such annual meeting, then no later than the date of and, if accepted, effective upon the termination of such director's employment with the Company.

     AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of Cabot Corporation is composed of six non-employee directors. The Board has made a determination that the members of the Audit Committee satisfy the requirements of the New York Stock Exchange as to independence, financial literacy and experience. The responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Board of Directors of the Company on May 12, 2000. A copy of the Charter is attached as Exhibit A to the Proxy Statement of the Company prepared in connection with the 2001 Annual Meeting of Stockholders. The Committee, among other matters, is responsible for the annual recommendation of the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The Committee also reviews the Charter of the Audit Committee. This is a report on the Committee's activities relating to fiscal year 2000.

     Review of Audited Financial Statements with Management

     The Audit Committee reviewed and discussed the audited financial statements with the management of the Company.

     Review of Financial Statements and Other Matters with Independent
Accountant

     The Audit Committee discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     Recommendation that Financial Statements be Included in Annual Report

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     Other Matters

     In accordance with the rules of the Securities and Exchange Commission, the foregoing information, which is required by paragraphs (a) and (b) of Regulation S-K Item 306, shall not be deemed to be "soliciting material," or to be "filed" with the Commission or subject to the Commission's Regulation 14A, other than as provided in that Item, or to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                                                January 19, 2001

John F. O'Brien (Chairman)
John G. L. Cabot
Arthur L. Goldstein
Gautam S. Kaji
Roderick C. G. MacLeod
Lydia W. Thomas

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 31, 2000 (as of November 30, 2000 with respect to State Street Bank and Trust Company and the directors and executive officers of the Company) (including shares of Common Stock subsequently issued to the trustee of the Savings Plan for Company contributions accrued as of that date) by (a) each person known by the Company to own beneficially more than 5% of its Common Stock, (b) each director of the Company and each of the current executive officers named in the Summary Compensation Table below, and (c) all current directors and executive officers as a group. The number of shares of Common Stock shown as beneficially owned by State Street Bank and Trust Company includes shares issuable upon conversion of Convertible Preferred Stock held by that bank as trustee of the ESOP (the ESOP and the Savings Plan are referred to collectively herein as the "Plans"). The number of shares of Common Stock shown below includes shares issuable upon the exercise of stock options and, for each person who is a participant in the Plans, shares issuable upon conversion of shares of Convertible Preferred Stock allocated to such participant's respective account under the ESOP (see note 7 below). The shares of Common Stock allocated to the accounts of named participants in the Plans constitute less than 1% of the Common Stock of the Company and the shares of Convertible Preferred Stock allocated to the accounts of named participants in the ESOP constitute less than 1% of the Convertible Preferred Stock of the Company (see note 1 below).

                                              VOTING POWER           INVESTMENT POWER
                                         -----------------------   ---------------------                  PERCENT
                 NAME                       SOLE        SHARED       SOLE       SHARED       TOTAL       OF CLASS
-------------------------------------------------------------------------------------------------------------------
Holders of More than Five
---------------------------
  Percent of Common Stock
  ----------------------------
  State Street Bank and Trust Company
    225 Franklin Street
    Boston, MA.........................    2,425,614   7,066,876     727,351   8,820,515   9,549,216(1)    14.39
  AXA Financial, Inc. (and related
    entities)
    1290 Avenue of the Americas
    New York, NY.......................    4,370,396     833,700   8,459,121         -0-   8,459,121       12.75
Directors and Executive Officers
--------------------------------
  Samuel W. Bodman.....................    1,591,913       1,400   1,591,913       1,400   1,669,009(2)     2.52
  Kennett F. Burnes....................      504,419         -0-     504,419         -0-     601,376(3)        *
  John G.L. Cabot......................    1,784,963     669,254   1,784,963     669,254   2,458,566(4)     3.71
  John S. Clarkeson....................        4,200       2,000       4,200       2,000       6,200           *
  Robert L. Culver.....................      129,246         -0-     129,246         -0-     129,246           *
  Arthur L. Goldstein..................        8,200         -0-       8,200         -0-       8,200           *
  Robert P. Henderson..................       20,400         -0-      20,400         -0-      20,400           *
  Gautam S. Kaji.......................        3,400         -0-       3,400         -0-       3,400           *
  Roderick C.G. MacLeod................        4,200      44,000       4,200      44,000      48,200           *
  John H. McArthur.....................        7,318         -0-       7,318         -0-       7,318           *
  William P. Noglows...................      162,104         -0-     162,104         -0-     162,104           *
  John F. O'Brien......................       16,800         -0-      16,800         -0-      16,800           *
  David V. Ragone......................       44,800      12,000      44,800      12,000      56,800(5)        *
  Ronaldo H. Schmitz (6)...............            0         -0-           0         -0-           0           *
  Roland R. Silverio...................       41,645         -0-      41,645         -0-      41,645           *
  Lydia W. Thomas......................        9,600         -0-       9,600         -0-       9,600           *
  Mark S. Wrighton.....................        5,800         -0-       5,800         -0-       5,800           *
  All directors and executive officers
    as a group (20 persons)............    4,444,083     728,654   4,444,083     728,654   5,267,792(7)     7.94

---------------
  * Less than one percent.

(1) Shares of Common Stock shown as being beneficially owned by the State Street Bank and Trust Company include: (i) 1,487,154 shares of Common Stock held as trustee of the Savings Plan; and (ii) 210,901 shares of Common Stock, and 8,984,547 additional shares of Common Stock issuable upon conversion of 61,379 shares of Convertible Preferred Stock (100% of the class), held as trustee of the Employee Stock Ownership Plan.

(2) Includes 72,696 shares of Common Stock which Mr. Bodman has the right to acquire pursuant to stock options and 1,400 shares as to which beneficial ownership is disclaimed.

(3) Includes 96,957 shares of Common Stock which Mr. Burnes has the right to acquire pursuant to stock options.

(4) Includes 4,349 shares as to which beneficial ownership is disclaimed.

(5) Includes 12,000 shares as to which beneficial ownership is disclaimed.

(6) Dr. Schmitz is proposed to be elected at this Annual Meeting.

(7) Shares of Common Stock shown as being beneficially owned by directors and executive officers as a group include: (i) 192,781 shares which such individuals have the right to acquire pursuant to stock options; (ii) 24,634 shares held for their benefit by the State Street Bank and Trust Company as trustee of the Savings Plan; (iii) 55,373 shares (including 51,818 shares issuable upon conversion of 354 shares of Convertible Preferred Stock) held for their benefit by the State Street Bank and Trust Company as trustee of the Employee Stock Ownership Plan; and (iv) 17,749 shares of Common Stock as to which beneficial ownership is disclaimed.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The Summary Compensation Table provides certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were employed by the Company on September 30, 2000, and one former executive officer of the Company, for services rendered by them during fiscal years 2000, 1999, and 1998. The information includes base salaries, bonuses and long-term compensation grants made to each such executive officer in those years as well as information regarding the value of certain other compensation reportable for such executive officers.

                           SUMMARY COMPENSATION TABLE

                                                        LONG-TERM COMPENSATION AWARDS
                                ANNUAL COMPENSATION     ------------------------------
                                --------------------                      SECURITIES       ALL OTHER
                                                                          UNDERLYING      COMPENSATION
  NAME AND PRINCIPAL             SALARY      BONUS       RESTRICTED      OPTIONS/SARS     ------------
       POSITION          YEAR     ($)        ($)(1)     STOCK ($)(2)        (#)(3)           ($)(4)
------------------------------------------------------------------------------------------------------
Samuel W. Bodman         2000   $775,000    $650,000     $3,132,938          60,000         $150,773
  Chairman of the        1999   $750,000    $375,000     $2,079,000              --         $217,205
  Board and Chief        1998   $731,250    $750,000     $2,330,735              --         $210,007
  Executive Officer
Kennett F. Burnes        2000   $541,667    $500,000     $1,708,875          60,000         $ 87,511
  President and Chief    1999   $525,000    $250,000     $1,228,500              --         $148,316
  Operating Officer      1998   $512,500    $500,000     $1,377,253              --         $139,045
Robert L. Culver         2000   $341,667    $250,000     $1,071,438           5,000         $ 71,648
  Executive Vice         1999   $325,000    $120,000     $  567,000              --         $ 75,483
  President and Chief    1998   $318,750    $200,000     $  688,627              --         $ 60,105
  Financial Officer
William P. Noglows       2000   $350,000    $250,000     $1,166,375          60,000         $ 44,006
  Executive Vice         1999   $318,750    $120,000     $  529,200              --         $ 50,741(5)
  President              1998   $283,750    $200,000     $  582,684              --         $ 46,409(5)
Robert Rothberg (6)      2000   $300,000    $100,000             --           5,000         $ 48,993
  Vice President         1999   $295,000    $ 80,000     $  434,700              --           61,149
  and General Counsel    1998   $275,000    $160,000     $  529,688              --           62,915
Roland R. Silverio (7)   2000   $208,333    $ 75,000     $  303,800              --         $ 18,522
  Vice President         1999   $195,000    $ 40,000     $  283,500              --           11,683
                         1998   $ 75,000    $ 55,000     $  169,500              --            3,780

---------------
(1) Each of the named executive officers set forth in the Table was given the choice, with respect to his 1999 bonus, of receiving, in lieu of the cash awards set forth above, a non-qualified stock option (an "Option"), or 50% of the cash award above and the remainder in the form of an Option. The number of shares of Common Stock for which an Option is exercisable is determined by multiplying the amount of cash foregone, by virtue of having selected an Option, by 1.5 and dividing that amount by $6.74. The Options were exercisable immediately, at a per share exercise price of $18.875. Mr. Burnes elected to take his entire bonus in the form of an Option. Messrs. Bodman and Noglows each elected to take one-half of his bonus in cash and the remainder in the form of an Option. Messrs. Culver, Rothberg and Silverio each elected to take his bonus in cash.

(2) The value of the shares of restricted stock set forth in the Table was determined based upon the fair market value of such shares on the date of grant less the amount paid by the named executive officer to the Company for such shares. The following named executive officers were granted the following shares of restricted stock in May 2000 under the Company's 1999 Equity Incentive Plan: Mr. Bodman: 165,000 shares; Mr. Burnes: 90,000 shares; Mr. Culver: 50,000 shares; Mr. Noglows: 55,000 shares; and Mr.
    Silverio: 16,000 shares.

    The number and value (calculated at fair market value as of September 30, 2000 ($31.6875 per share), less the amount paid by the named executive officer) of all restricted stock of the Company held by the named executive officers on September 30, 2000 (including the shares referred to in the column headed "Restricted Stock") were as follows: Mr. Bodman: 385,000 shares ($8,412,250); Mr. Burnes: 220,000 shares ($4,794,250); Mr. Culver:
    112,500 shares ($2,577,968); Mr. Noglows: 110,500 shares ($2,560,731); Mr.
    Rothberg: 48,000 shares (see note (6) hereto) ($981,575); and Mr. Silverio:
    39,000
    shares ($871,113). Effective as of the close of business on Friday, September 29, 2000, the Company distributed to its shareholders all of its remaining shares of Common Stock of Cabot Microelectronics Corporation ("Cabot Microelectronics"). The foregoing valuations reflect the closing price of the Company's Common Stock on that day, without giving effect to that distribution and the resulting adjustment of the Company's Common Stock price. The Cabot Microelectronics shares were distributed to stockholders, including the named executive officers, at the rate of 0.2804 shares of Cabot Microelectronics per share of Cabot Corporation.

    Except for the special incentive grants discussed in the following paragraph and where otherwise noted, the restricted stock set forth in the Table vests, in whole, three years from the date of grant. In accordance with the Company's 1998 long-term incentive compensation program under the Company's 1996 Equity Incentive Plan, each of the named individuals paid to the Company 40% of the fair market value on the date of grant of the shares of stock awarded in 1998, and in accordance with the Company's 1999 and 2000 long-term incentive compensation program under the 1999 Equity Incentive Plan, each of the named individuals paid to the Company 30% of the fair market value on the date of grant of the shares of stock awarded in 2000. Some of the funds for the payment for restricted stock purchased in 1998 were borrowed from Merrill Lynch Bank & Trust Co. (the "Bank") by all of the named executive officers under a loan facility available to all recipients of restricted stock grants under this program. As of June 30, 1999, the Company purchased all of the outstanding loans from the Bank under that facility and established its own loan program (the "Cabot Loan Program"), which is available to all recipients of restricted stock grants. All of the funds for the payment for restricted stock purchased in 2000 by the named executive officers were borrowed from the Company under the Cabot Loan Program. (See "Certain Relationships and Related Transactions" below.) The recipients, including the named executive officers, borrowing funds under the Cabot Loan Program are obligated to pay interest on the loans at 6% per annum and to repay the funds borrowed. Shares purchased with borrowed funds must be pledged to the Company as collateral for the loans. Also included in the Table above are special grants awarded under the Company's Equity Incentive Plans in May 2000 to Mr. Culver (15,000 shares) and Mr. Noglows (15,000 shares) which were awarded without cost to those executives and which will vest in equal installments on the third, fourth and fifth anniversaries of the awards. Dividends are paid on the shares of restricted stock.

    In addition to the long-term incentive grants, on November 9, 2000 certain executive officers were awarded special incentive grants consisting of shares of restricted Common Stock in recognition of their contribution to transactions during the year which created value for the shareholders, including the spin-off of Cabot Microelectronics Corporation and the sale of the liquefied natural gas ("LNG") business. The restricted shares will vest on June 1, 2001, so long as the recipient is an employee of the Company on that date, and were granted without cost to the executive officer. The following named executive officers were granted the following shares of restricted stock, which are not included in the Table above (with the value shown based on the closing price of $23.375 per share of the Company's Common Stock on the date of the award), under these special incentive grants under the Company's 1999 Equity Incentive Plan: Mr. Bodman: 23,500 shares ($543,313); Mr. Burnes: 11,000 shares ($257,125); Mr. Culver: 1,000 shares
    ($23,375); and Mr. Noglows: 2,000 shares ($46,750).

(3) In connection with the initial public offering of the common stock of Cabot Microelectronics and the subsequent spin-off to Cabot Corporation stockholders of the remaining common stock of Cabot Microelectronics referred to above in note (2), in April 2000 the indicated named executive officers received from Cabot Microelectronics the number of options to purchase common stock of Cabot Microelectronics as set forth in the Table above. See the Option Grants in Last Fiscal Year table below.

(4) The information in the column headed "All Other Compensation" includes matching contributions to the Savings Plan and accruals under a supplemental retirement incentive savings plan (collectively, the "CRISP") for fiscal year 2000 and contributions to the Employee Stock Ownership Plan and accruals under a supplemental employee stock ownership plan (collectively, the "ESOPs") for fiscal year 2000 on behalf of the named executive officers in the following amounts: Mr. Bodman: CRISP: $54,141, ESOPs: $96,632; Mr.
    Burnes: CRISP: $30,469, ESOPs: $57,042; Mr. Culver: CRISP: $25,969, ESOPs:
    $45,679; Mr. Noglows: CRISP: $23,063, ESOPs: $20,943; Mr. Rothberg: CRISP:
    $13,312, ESOPs: $37,058; and Mr. Silverio: CRISP: $5,937, ESOPs: $12,585.
    The supplemental retirement incentive savings plan and supplemental employee stock ownership plan were established by the

    Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code (the "Code") prevent participants in the Savings Plan or the ESOP from receiving some of the benefits provided under those qualified plans. Included in the amounts shown above are accruals for an additional benefit under the supplemental employee stock ownership plan equal to the total benefit each of Messrs. Bodman, Burnes, Culver and Rothberg would have accrued for the fiscal year under the ESOP if the limitations of ERISA and the Code were not applicable.

    The Company provides executive officers and other managers, including the named executive officers, with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage. No amount has been included in the column headed All Other Compensation for this benefit because no amount was accrued by the Company for the benefit and the benefit, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), is not funded by insurance on the lives of any of the named executive officers. The Company's cost of the program generally is funded by insurance on the lives of various other present and former employees of the Company. The value of this benefit, based upon the taxable income it would constitute if it were insurance, does not exceed approximately $20,000 per year for any named executive officer.

(5) These amounts do not include approximately $36,000 and $73,000 of relocation expenses paid by the Company to Mr. Noglows in 1999 and 1998, respectively, in connection with his relocation from Illinois to Massachusetts.

(6) Mr. Rothberg resigned from the Company, effective September 30, 2000. He served as General Counsel to the Company until July 14, 2000. The vesting date of his 1998 and 1999 long-term incentive awards was accelerated to September 29, 2000.

(7) Mr. Silverio was re-hired and elected a Vice President of the Company on May 8, 1998, and he was designated an executive officer on September 11, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     As referenced in notes (2) and (3) to the Summary Compensation Table above, the following table shows all individual grants of stock options under the Cabot Microelectronics Corporation stock option plans to the named executive officers of Cabot Corporation during the fiscal year ended September 30, 2000.

                   CABOT MICROELECTRONICS CORPORATION OPTIONS

                                                                                                            POTENTIAL
                                                                                                        REALIZABLE VALUE
                                                                                                           AT ASSUMED
                                                     INDIVIDUAL GRANTS                                   ANNUAL RATES OF
                           ----------------------------------------------------------------------          STOCK PRICE
                             NUMBER OF        PERCENT OF                                                APPRECIATION FOR
                             SECURITIES      TOTAL OPTIONS                                                   OPTION
                             UNDERLYING       GRANTED TO                                                   TERM($)(3)
                              OPTIONS        EMPLOYEES IN     EXERCISE OR BASE      EXPIRATION      -------------------------
          NAME             GRANTED(#)(1)    FISCAL YEAR(2)      PRICE($/SH)            DATE             5%            10%
           (A)                  (B)               (C)               (D)                (E)              (F)           (G)
-----------------------------------------------------------------------------------------------------------------------------
Samuel W. Bodman.........      60,000            4.75              20.00             4/4/2005          331,538       732,612
Kennett F. Burnes........      60,000            4.75              20.00             4/4/2005          331,538       732,612
Robert L. Culver.........       5,000            0.40              20.00             4/4/2005           27,628        61,051
William P. Noglows.......      60,000            4.75              20.00             4/4/2005          331,538       732,612
Robert Rothberg..........       5,000            0.40              20.00             4/4/2005           27,628        61,051
Roland R. Silverio.......          --                                 --                   --               --            --

---------------
(1) In connection with the initial public offering of the common stock of Cabot Microelectronics and the subsequent spin-off to Cabot Corporation stockholders of the remaining common stock of Cabot Microelectronics referred to above in the Summary Compensation Table in notes (2) and (3), in April 2000 the indicated named executive officers received from Cabot Microelectronics the number of options to purchase common stock of Cabot Microelectronics as set forth in the Table above. These options have an exercise price of $20.00 per share, are valid for five year terms, and are exercisable immediately, except as described below. Messrs. Bodman, Burnes and Noglows were elected to serve as directors of Cabot Microelectronics, and in connection with that service, in April 2000 each of them was granted 15,000 options to purchase Cabot Microelectronics common stock which vest at the rate of 25% immediately upon the date of the award and the remainder vest in equal installments on the next three anniversary dates of the award, plus an additional 5,000 options which vest at the rate of 25% in equal installments on the first four anniversary dates of the award. All of these awards are included in the above Table. The closing price of Cabot Microelectronics common stock on the last trading day of fiscal year 2000 was $48.00 per share. None of the named executive officers had exercised any of such options as of September 30, 2000.

(2) The percent of total options granted to employees in fiscal year 2000 by Cabot Microelectronics Corporation, based on 1,264,310 total options awarded in the fiscal year as reported in Cabot Microelectronics Form 10-K for the fiscal year ended September 30, 2000.

(3) As required by the rules of the Commission, potential values stated are based on the prescribed assumption that the Cabot Microelectronics Corporation's common stock will appreciate in value from the date of the grant to the end of the option term (five years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 28% and 61%), respectively, and therefore are not intended to forecast future appreciation, if any, in the price of the Cabot Microelectronics Corporation's common stock. These dollar amounts are also calculated based on the assumption that the options are exercised at the end of the full five-year term of the option. The options would have no value to the option holders if the price of the common stock does not increase above the exercise price of the options.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the number of unexercised Cabot Corporation stock options held by each named executive officer on September 30, 2000, and the value of the unexercised in-the-money options at that date. The options shown in the table were granted during the years 1989 through 1999 and typically vested in equal amounts over periods of three or four years from the date of grant. All outstanding options were vested as of September 30, 2000, and, therefore, are currently exercisable.

                           CABOT CORPORATION OPTIONS

                                                                                  NUMBER OF
                                                                                 SECURITIES            VALUE OF
                                                                                 UNDERLYING          UNEXERCISED
                                                SHARES                           UNEXERCISED         IN-THE-MONEY
                                               ACQUIRED                            OPTIONS            OPTIONS AT
                                                  ON             VALUE            AT FISCAL             FISCAL
                                              EXERCISE(#)     REALIZED($)        YEAR-END(#)        YEAR-END($)(1)
                                            ---------------   -----------   ---------------------   --------------
NAME                                                                             EXERCISABLE         EXERCISABLE
------------------------------------------------------------------------------------------------------------------
Samuel W. Bodman..........................      173,336        1,892,938           72,696              534,599
Kennett F. Burnes.........................      106,672        2,270,075           96,957              713,012
Robert L. Culver..........................           --               --               --                   --
William P. Noglows........................       22,186          293,100               --                   --
Robert Rothberg...........................           --               --               --                   --
Roland R. Silverio........................           --               --               --                   --

---------------
(1) The value of unexercised in-the-money options at September 30, 2000 was determined by taking the difference between the fair market value of Cabot Common Stock on September 30, 2000 ($31.6875 per share) and the option exercise price, multiplied by the number of shares underlying such options at that date. The values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying Cabot Common Stock on the date of exercise.

     As a result of the spin-off of the common stock of Cabot Microelectronics referred to above in notes (2) and (3) to the Summary Compensation Table, the Company adjusted the exercise price and the number of options outstanding at September 30, 2000 to maintain the same intrinsic value as prior to the spin-off. The stock option adjustment ratio was 1.742268, representing the Company's Common Stock closing price prior to the spin-off ($31.6875) divided by the opening price after the spin-off ($18.1875). The number of outstanding stock options was increased by multiplying the number of options by the stock option adjustment ratio for each award, and the exercise price of outstanding stock options was decreased by dividing the exercise price by the stock option adjustment ratio for each award.

     The following table sets forth information with respect to the number of unexercised Cabot Microelectronics stock options held by each named executive officer on September 30, 2000, and the value of the unexercised in-the-money options at that date. The options shown in the table were granted during 2000 (see note (3) to the Summary Compensation Table above). All outstanding options shown are currently exercisable.

                   CABOT MICROELECTRONICS CORPORATION OPTIONS

                                                                                  NUMBER OF
                                                                                 SECURITIES            VALUE OF
                                                                                 UNDERLYING          UNEXERCISED
                                                SHARES                           UNEXERCISED         IN-THE-MONEY
                                               ACQUIRED                            OPTIONS            OPTIONS AT
                                                  ON             VALUE            AT FISCAL             FISCAL
                                              EXERCISE(#)     REALIZED($)        YEAR-END(#)        YEAR-END($)(1)
                                            ---------------   -----------   ---------------------   --------------
NAME                                                                             EXERCISABLE         EXERCISABLE
------------------------------------------------------------------------------------------------------------------
Samuel W. Bodman..........................           --               --           43,750             1,225,000
Kennett F. Burnes.........................           --               --           43,750             1,225,000
Robert L. Culver..........................           --               --            5,000               140,000
William P. Noglows........................           --               --           43,750             1,225,000
Robert Rothberg...........................           --               --            5,000               140,000
Roland R. Silverio........................           --               --               --                    --

---------------
(1) The value of vested and unexercised in-the-money options at September 30, 2000 was determined by taking the difference between the fair market value of Cabot Microelectronics Corporation common stock on September 30, 2000 ($48.00 per share) and the option exercise price, multiplied by the number of shares underlying such options at that date. The values had not been realized because the options had not been exercised as of that date. In the event the options are exercised, their value will depend upon the fair market value of the underlying Cabot Microelectronics common stock on the date of exercise.

     PENSION PLAN TABLE

     Under the Cash Balance Plan (the "Plan"), for each year beginning with the Plan year commencing October 1, 1988, the Company provides participants, including the executive officers named in the Summary Compensation Table, with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after 10 years of service plus additional credits of 2% of earnings in excess of the Social Security Wage Base. All balances in the accounts of participants are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants commence receiving benefit payments. For the Plan year 2000, the interest rate was 5.55%. At retirement, participants eligible for benefits may receive the balance standing in their account in a lump sum or as a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company.

     The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity at age 65 under the Plan and the supplemental cash balance plan (collectively the "CBP"). The supplemental cash balance plan was created by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under ERISA and the Code prevent participants from receiving some of the benefits provided under the Plan, a qualified plan. In addition to the supplemental benefit relating to such limits, Messrs. Bodman, Burnes, Culver and Rothberg each accrued an additional benefit under the supplemental cash balance plan equal to the total benefit each would have accrued for the fiscal year under the Plan if such limitations were not applicable. The amounts set forth in the following table assume that Messrs. Bodman, Burnes, Culver, Noglows and Silverio, but not Mr. Rothberg, each continue to be employed by the Company until age 65 at his annual base salary at September 30, 2000 and with an annual bonus equal to the average of his annual bonuses for fiscal years 1998, 1999 and 2000. The definition of "compensation" in the Plan was amended effective July 1, 1996 to include bonuses.

                               PENSION PLAN TABLE

                                         ANNUAL BENEFIT
EXECUTIVE OFFICER                           PAYABLE
-------------------------------------------------------
Samuel W. Bodman.......................     $212,200
Kennett F. Burnes......................     $221,900
Robert L. Culver.......................     $137,600
William P. Noglows.....................     $201,700
Robert Rothberg (1)....................     $ 49,900
Roland R. Silverio.....................     $ 36,400

     (1) Mr. Rothberg resigned from the Company, effective September 30, 2000.

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     None of the executive officers named in the Summary Compensation Table has an employment agreement with the Company.

     All of the executive officers named in the Summary Compensation Table participate in benefit plans sponsored by the Company including the CBP, the CRISP, the ESOP, the 1996 Equity Incentive Plan and the 1999 Equity Incentive Plan; all of such executive officers, except Messrs. Robert L. Culver, Robert Rothberg and Roland R. Silverio, participated in the Equity Incentive Plan adopted in 1989, which is also sponsored by the Company. Each of those plans provides that upon the occurrence of a change in control, any benefits granted or contributed by the Company for the benefit of participants, including those executive officers, will vest in such individuals.

     In January 1998, the Board of Directors approved the Cabot Corporation Senior Management Severance Protection Plan (the "Senior Management Plan") and the Cabot Corporation Key Employee Severance Protection Plan (the "Key Employee Plan," and together with the Senior Management Plan, the "Severance Plans"). Under the Severance Plans, in case of a change in control, a participant whose employment with the Company terminates within three years after the change in control other than for cause, disability, death or certain other specified reasons, is entitled to a severance benefit. Under the Senior Management Plan, the severance benefit is two times the participant's annual cash compensation (salary plus bonus); under the Key Employee Plan, the severance benefit is equal to one times the participant's annual cash compensation. To the extent a participant in either of the Severance Plans is entitled to severance benefits of the type provided under the Severance Plans under any other plan or program provided by the Company or its affiliates, or pursuant to any agreement with the Company or its affiliates, or by law, the provision of such other benefits counts toward the Company's obligation to provide the benefits under the Severance Plans so that the benefits are not duplicative. In addition, a person who is a participant in both Severance Plans shall only receive benefits under the Senior Management Plan. Messrs. Bodman, Burnes, Culver, Noglows and Silverio are participants in the Senior Management Plan. The Severance Plans were not adopted in response to any particular threat.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Cabot Corporation is composed of five non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders, determining the salaries, incentive compensation and other remuneration of executive officers of Cabot who are directors, and reviewing salaries, compensation and remuneration for all other officers of Cabot. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. This is a report on the compensation philosophy of the Committee and its executive compensation activities relating to fiscal year 2000.

     Executive Compensation Philosophy

     The Committee's philosophy is to compensate the Company's executive officers based on factors described below in a range that is generally competitive with compensation paid by comparable companies. Certain of the companies compared for compensation purposes are included in the Standard & Poor's Chemicals Index or the Standard & Poor's Specialty Chemicals Index, both of which indices are used in the

Performance Graph which follows this report. The objectives of the Committee's executive compensation policies are to attract and retain highly qualified executives, motivate them to achieve the business objectives of the Company and link their long-term interests with those of the stockholders.

     The principal components of Cabot's executive compensation are base salary, performance-based annual incentive payments and long-term incentive grants.

     Base Salary. Base salary is the foundation to which performance-based incentive compensation is added. An executive's base salary is based primarily on base salaries for similar positions paid by comparable companies, taking into account the Company's use of incentive compensation awards as part of an executive's total compensation package. The Committee attempts to set base salaries such that, together with the incentive compensation, it will be able to attract and retain key executives.

     Performance-Based Annual Incentive Payments. Annual incentive payments for executive officers are based on an evaluation of performance against objectives that are set at the beginning of each fiscal year and reviewed at its conclusion, with the objective of motivating the executive officers to carry out the Company's annual business plan by rewarding them upon its accomplishment. The annual incentive payment for each executive officer who was a 2000 participant in the Cabot Corporation Short-Term Incentive Compensation Plan (the "Short-Term Plan"; see "One Million Dollar Cap on Deductibility of Compensation" below) was determined by starting with a formula contained in the Short-Term Plan, which specifies the maximum aggregate dollar amount of short-term incentive awards that can be made to all participants in the Short-Term Plan in respect of fiscal year 2000. The Committee then applied a percentage, determined by the Committee for that participant at the beginning of the year, to that aggregate amount. The resulting dollar amount was the maximum short-term incentive award that could be made to that participant. The Committee then exercised its discretion to maintain or reduce those maximum awards for all 2000 Short-Term Plan participants to levels it believes are appropriate using the bases for evaluation described at the beginning of this paragraph. The annual incentive payment for each executive officer who was not a 2000 participant in the Short-Term Plan was determined using the same bases for evaluation but without a maximum limit.

     Long-Term Incentive Grants. Long-term incentive grants are intended to promote superior future performance. They are aimed primarily at retaining executives and satisfying the objective of linking executives' long-term interests with those of the stockholders. During the past year, each long-term incentive grant involved a specific number of shares of Common Stock (the "Grant Number") that the executive officer could elect either to purchase as shares of restricted stock at 30% of the market price of such stock on the date of grant or to receive as a non-qualified stock option for a number of shares of Cabot common stock equal to 2.0 times the Grant Number, exercisable at 100% of the market price of such stock on the date of the grant. Both the restricted stock and the stock options are subject to a three-year vesting period, and the benefits of both types of grants (other than dividends already paid on the restricted stock) are forfeited if the executive leaves the Company prior to the end of such three-year period for any reason other than death or disability, unless the Committee, in its sole discretion, determines otherwise. In 2000, certain other awards of restricted Common Stock were also granted without cost to certain executive officers which vest in equal installments on the third, fourth and fifth anniversaries of the awards, subject to forfeiture under similar terms.

     Special Incentive Grants. In addition to the long-term incentive grants, certain executive officers were granted shares of restricted Common Stock in recognition of their contribution to transactions during the year which created value for the shareholders, including the spin-off of Cabot Microelectronics Corporation and the sale of the LNG business. The restricted shares will vest on June 1, 2001, so long as the recipient is an employee of the Company on that date.

     The Committee's evaluations of Cabot's executive officers are based on the Committee's review of each officer's performance, responsibilities, achievements in managing his or her individual business unit or staff, and expectations of such officer's future performance. The Committee's evaluations also take into consideration Mr. Bodman's views of the performance of the executive officers other than himself. In 2000, the short-term incentive payment for each executive officer other than Mr. Bodman was based 50% on the Corporation's financial performance and 50% on the officer's performance measured against his or her individual goals and objectives for fiscal 2000.

     Chief Executive Officer's Compensation

     The Committee based Mr. Bodman's compensation on eight factors: (i) the Company's financial results; (ii) achievement of previously established non-financial criteria, such as identifying and developing the best possible senior management team, and maintaining compliance with legal and ethical standards; (iii) improvement in the Company's shareholder value; (iv) the successful initial public offering and subsequent spin-off to the Company's stockholders of the Common Stock of Cabot Microelectronics Corporation; (v) the completion of the sale of the Company's liquified natural gas business; (vi) leadership in developing new and existing businesses; (vii) success in creating and sustaining a high-performance, exciting and interesting working environment across Cabot; and (viii) the compensation level of chief executive officers of companies with similar businesses and characteristics. For fiscal year 2000, each of those factors was given approximately equal weight, except that more consideration was given to the spin-off of Cabot Microelectronics Corporation and the sale of the liquified natural gas business. The base salary, incentive payment and long-term incentive grant made to Mr. Bodman as described in this report were made based on the Committee's view of Mr. Bodman's performance as described below. The Committee informed the other Board members of its decisions and solicited their comments on Mr. Bodman's compensation.

     Base Salary. Mr. Bodman's base salary at the end of calendar year 1999 was $750,000, the same as the salary paid to him in calendar year 1998. After careful review of pay practices at comparable companies, the Committee approved an increase effective June 1, 2000 of $75,000, or 10%, bringing Mr. Bodman's base salary to $825,000. Maintaining Mr. Bodman's salary at the same level in calendar year 1999 as 1998 reflected the Committee's desire to provide Mr. Bodman with a base salary comparable to the base salaries for chief executive officers at comparable companies, and to further its goal of putting a greater emphasis on incentive compensation than on base salary in terms of executives' total compensation packages. In addition, the Committee considered Mr. Bodman's leadership in developing the Company's business during a period in which chemical industry market conditions were relatively unfavorable.

     Annual Incentive Payment. Mr. Bodman received an annual incentive payment for fiscal year 2000 of $650,000. Because Mr. Bodman was a 2000 participant in the Short-Term Plan, described below, the Committee's starting point for determining his incentive payment was $662,500, as determined by the plan's formula. The Committee then exercised its discretion to reduce that amount to $650,000 and, in doing so, considered the Company's performance compared both to its business plan and its peer companies. The Committee also considered Mr. Bodman's achievements in building a strong management team and advancing the flow of new products. The Committee considered these indications of good performance and leadership by Mr. Bodman.

     Long-Term Incentive Grant. The Committee determines long-term incentive grants for the Chief Executive Officer on the basis of his responsibilities, his past performance and his opportunity to affect the future performance of the Company. On this basis, in fiscal year 2000, Mr. Bodman received a grant of 165,000 restricted shares of Cabot common stock. Factors considered by the Committee in making that grant included Mr. Bodman's support of research and development investments for the purpose of improving long-term returns and attracting and retaining employees, as well as the Company's efforts to develop new and existing businesses. Mr. Bodman exercised his grant by purchasing shares of restricted stock. Mr. Bodman also received 23,500 shares of restricted common stock in connection with the special incentive grants described above.

     One Million Dollar Cap on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid by public companies to specified executive officers whose compensation, determined in accordance with Section 162(m), exceeds one million dollars in a particular year. In March 1999, in order to reduce the impact of
Section 162(m), Cabot's stockholders approved the Short-Term Plan, which is intended to comply with the requirements for tax deductibility under Section 162(m) with respect to the annual incentive payments made under this plan. Compensation paid to Mr. Bodman and the other named executive officers, other than payments made under the Short-Term Plan, remain subject to Section 162(m). At present, the loss of deductions under Section 162(m) does not have a material impact on the Company. However, the Committee plans to review the issue from time to time. The stockholders are being asked to approve the adoption of a new Short-Term Incentive Compensation Plan at the 2001 Annual Meeting.

                                                                January 19, 2001

Robert P. Henderson (Chairman)
John S. Clarkeson
John H. McArthur
David V. Ragone
Mark S. Wrighton

PERFORMANCE GRAPH

     The following graph compares the cumulative return for Cabot Common Stock during the five fiscal years commencing October 1, 1995, with the S&P 500 Stock Index, the S&P Midcap 400 Index, the S&P Specialty Chemicals Index and the S&P Chemicals Index. The graph assumes $100 was invested on October 1, 1995 in Cabot Common Stock and $100 in each of the S&P Indexes. The comparison assumes that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                                      S&P 500 STOCK      S&P MIDCAP 400       S&P SPECIALTY       S&P CHEMICALS
                                CABOT CORPORATION         INDEX               INDEX          CHEMICALS INDEX          INDEX
                                -----------------     -------------      --------------      ---------------      -------------
1995                                 100.00              100.00              100.00              100.00              100.00
1996                                 106.47              120.33              114.00              107.74              129.06
1997                                 104.51              169.00              158.58              121.72              168.64
1998                                  98.21              184.29              148.58               95.72              151.43
1999                                  95.18              235.53              186.45              115.92              178.15
2000                                 129.28              266.82              267.02               90.90              133.08

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 2000, in connection with the vesting of shares of restricted stock that had been awarded to employees of the Company in 1997 under the 1996 Equity Incentive Plan, the Company purchased an aggregate of 151,416 shares of its Common Stock from certain employees, as a means of enabling those employees to satisfy certain withholding tax and loan obligations which arose from the vesting of such shares. The purchase price paid for each such share of stock was $27.625, the closing price of the Company's Common Stock on the New York Stock Exchange on May 8, 2000. As part of that transaction, the Company purchased: 357 shares from John E. Anderson, Vice President of the Company, 1,538 shares from William T. Anderson, Vice President and Controller of the Company; 18,530 shares from Samuel W. Bodman, Chief Executive Officer and Chairman of the Board of the Company; 15,377 shares from Kennett F. Burnes, President, Chief Operating Officer and a director of the Company; 4,054 shares from Robert L. Culver, Executive Vice President and Chief Financial Officer of the Company; 5,654 shares from William P. Noglows, Executive Vice President of the Company; and 6,151 shares from Robert Rothberg, Vice President of the Company.

     The Company made an interest-free loan in 1998 to William P. Noglows, Executive Vice President of the Company, in connection with his relocation to the Boston, Massachusetts area. The largest amount outstanding at any one time under this loan during fiscal year 2000 was $157,500. As of January 9, 2001, the amount outstanding under this loan was $76,875. The Company also made an interest-free loan in 2000 to Roland R. Silverio, a Vice President of the Company, in connection with his relocation. The largest amount outstanding at any one time under this loan during fiscal year 2000 was $300,000. As of January 9, 2001, the amount outstanding under this loan was $300,000. The Company also made an interest-free loan in 1999 to John E. Anderson, a Vice President of the Company, in connection with his relocation. The largest amount outstanding at any one time under this loan during fiscal year 2000 was $390,000. As of January 9, 2001, the amount outstanding under this loan was $365,000.

     Under the Cabot Loan Program (see note 2 to the Summary Compensation Table above), the Company made loans to certain of its employees in connection with their purchase of restricted Common Stock under the Company's long-term incentive compensation programs in 1998, 1999 and 2000 (as described in note 2 to the Summary Compensation Table above, the 1998 loans were originally made by Merrill Lynch Bank & Trust Co. and were purchased by the Company, as of June 30,
1999). Such loans are available to all recipients of restricted stock grants under these programs. The amounts listed opposite each executive officer's name in the table below indicate the largest amount outstanding at any one time under such loan under the Cabot Loan Program during fiscal year 2000, and the amount outstanding as of September 30, 2000.

                   LOANS TO EXECUTIVE OFFICERS IN CONNECTION
                        WITH LONG-TERM INCENTIVE PROGRAM

                                                LARGEST
                                                AMOUNT
                                              OUTSTANDING       AMOUNT
                                                DURING      OUTSTANDING AT
                                              FISCAL YEAR   SEPTEMBER 30,
         NAME OF EXECUTIVE OFFICER               2000            2000
--------------------------------------------------------------------------
John E. Anderson............................  $  203,175      $  203,175
William T. Anderson.........................  $  218,775      $  218,775
Samuel W. Bodman............................  $3,787,437      $3,787,437
Kennett F. Burnes...........................  $2,177,000      $2,177,000
Robert L. Culver............................  $  986,875      $  986,875
Ho-il Kim...................................  $  149,875      $  149,875
William P. Noglows..........................  $  940,737      $  940,737
Robert Rothberg.............................  $  187,402      $        0
Roland R. Silverio..........................  $  364,700      $  364,700

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with all Section 16(a) reports they file with the SEC.

     The Company was advised that Mr. Kennett F. Burnes, a Director and an executive officer, made a sale of certain shares of Cabot Common Stock which was not timely reported on a Form 4. The sale of those shares consisted of one transaction and resulted in the late filing of one report. A corrective report has been filed.

ITEM NO. 2 -- PROPOSAL TO APPROVE ADOPTION OF SHORT-TERM INCENTIVE COMPENSATION PLAN

     General

     Under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), in general, the maximum deduction that a publicly held corporation may claim for compensation in any year to its chief executive officer or any of its other top four named executive officers, ranked by pay, is $1,000,000. Qualifying performance-based compensation is not subject to this deduction limitation. To qualify for the performance-based exception, compensation must be payable only upon achievement of performance goals that have been established by a committee consisting solely of outside directors based on performance criteria and individual award limits approved by the corporation's shareholders.

     On November 12, 1998, the Compensation Committee of the Company's Board of Directors, which consisted entirely of outside directors, approved the Short-Term Incentive Compensation Plan (the "Original STIC Plan"), which was approved by the stockholders of the Company at the Annual Meeting on March 11, 1999. On December 19, 2000, the Compensation Committee of the Company's Board of Directors, which continues to consist entirely of outside directors, approved a new Short-Term Incentive Compensation Plan (the "STIC Plan") described below. The STIC Plan is intended to satisfy the applicable provisions of, and is being submitted to stockholders pursuant to, Section 162(m).

     The STIC Plan, which will be administered by the Compensation Committee, provides incentives for certain senior executives of the Company to achieve a high level of financial performance for the Company, while preserving the Company's ability to deduct the cost of such incentives for tax purposes. Accordingly, the Board of Directors believes that approval of the STIC Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve its adoption.

     The new STIC Plan would liberalize the determination of performance awards by increasing the performance measures that could be taken into account by the Compensation Committee in determining awards and by providing that any automatic adjustment in performance measures attributable to extraordinary items and similar events would apply to maximize payouts, subject to discretionary reductions in actual award payments by the Compensation Committee. Under the new STIC Plan, no participant could receive more than $3,000,000 in award payments in any fiscal year of the Company.

     The determination of amounts to be awarded under the STIC Plan would be based on one or more objectively determinable "Performance Goals" set in advance by the Compensation Committee. These Performance Goals would be based on performance criteria set out in the STIC Plan. The Committee retains the ability to reduce the amount of any award below the level permitted by the STIC Plan.

     If the STIC Plan is approved by the stockholders at the 2001 Annual Meeting, no additional awards will be made under the Original STIC Plan. Awards for the current year have been made under the new STIC Plan and are contingent upon stockholder approval of the STIC Plan.

     The Board of Directors recommends a vote FOR Item 2.

     Summary of Short-Term Incentive Compensation Plan

     The full text of the STIC Plan is set forth in Exhibit B, attached hereto. The following description of certain features of the STIC Plan is qualified in its entirety by reference to the full text of the plan. Capitalized terms used in this description have the same meaning as defined in the STIC Plan.

     Administration; Eligible Employees. The STIC Plan is administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an outside director, by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are outside directors (such committee or subcommittee referred to herein as the "Committee"). The Committee shall interpret the STIC Plan, although it may delegate to management non-discretionary administrative functions. Only officers of the Company are eligible to participate in the STIC Plan. Participation is limited to those officers who are selected by the Committee.

     Determination of Awards. The term "Award" as used in the Plan means an award opportunity that is granted to a participant within a specified period after the beginning of the performance period (the "Performance Period") to which the Award relates. A participant who is granted an Award shall be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award. Except as otherwise specified by the Committee in connection with the grant of an Award, the Performance Period applicable to Awards under the Plan shall be the fiscal year of the Company. Not later than (i) the ninetieth (90th) day after the beginning of the Performance Period, in the case of a Performance Period of 360 days or longer, or (ii) the end of the period constituting the first quarter of the Performance Period, in the case of a Performance Period of less than 360 days, the Committee shall select the participants, if any, who are to receive Awards for such Performance Period and, in the case of each Award, shall establish the Performance Goals used to determine the amount of awards, the amount or amounts that will be payable if the Performance Goals are achieved, and such other terms and conditions as the Committee deems appropriate. As used in the Plan, the term "Performance Goal" means an objectively determinable goal or target based on any one or any combination of the following (determined, in the case of Company-related measures, on a consolidated basis or on the basis of one or more subsidiaries, divisions or other geographic or business units): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; or stockholder return; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations; restructurings; financings (issuance of debt or equity); or refinancings. A Performance Goal need not be based on an increase or improvement under the applicable measure. An Award may specify more than one Performance Goal and, with respect to any Performance Goal, may specify levels of achievement at which different levels of payment may be earned.

     No more than $3,000,000 may be paid under the STIC Plan to any participant in any fiscal year of the Company. Also, no payment of an Award will be made until the Committee certifies in accordance with the provisions of Section 162(m) that the applicable Performance Goals have been satisfied. The Committee in its discretion may permit deferral of payments that have been earned under the STIC Plan. In the event of deferral, the $3,000,000 annual limitation will be applied by reference to the fiscal year in which the Award would have been paid absent deferral.

     In determining whether a Performance Goal has been satisfied, the STIC Plan provides that automatic adjustment will be made to the relevant measures for the following items to the extent they are objectively determinable: extraordinary and non-recurring items, changes in tax laws, items relating to discontinued operations, items relating to a divested business or a sale of one or more businesses, restructuring charges, accounting changes and other special or non-recurring gains or losses. The automatic adjustments prescribed by the STIC Plan will be applied in each case so as to make the relevant Performance Goal easier to achieve, subject to the Committee's general authority to reduce Award payments.

     Termination of Employment. Except as otherwise determined by the Committee at the time it makes an award, a participant in the STIC Plan who is not employed by the Company at the end of the award period will not receive an award for that period. If the participant's employment terminated because of death or disability, the Committee has the discretion to authorize payment of an award to such participant or such participant's estate at the time the other awards are paid for that award period.

     Plan Benefits

     At this point it is impossible to determine those people who will be participants in the STIC Plan beyond the 2001 Award Year, and the amounts that will be received by participants in respect of the 2001 Award Year and future Award Years. The table below shows the maximum amounts that could have been paid under the Original STIC Plan to the Company's chief executive officer and its four most highly compensated officers, other than the chief executive officer, in respect of fiscal year 2000; no other amounts were paid under the Original STIC Plan for the fiscal year.

                                                                 MAXIMUM AWARD
NAME AND POSITION                                             FOR FISCAL YEAR 2000
----------------------------------------------------------------------------------
Samuel W. Bodman, Chairman and Chief Executive Officer             $  662,500
Kennett F. Burnes, President and Chief Operating Officer           $  530,000
Robert L. Culver, Executive Vice President and Chief
  Financial Officer                                                $  265,000
William P. Noglows, Executive Vice President                       $  265,000
Available Pool                                                     $2,650,000

     The four executive officers named above are among those individuals selected by the Compensation Committee to participate in the STIC Plan for fiscal year 2001.

     Tax Aspects Under the U.S. Internal Revenue Code

     A participant in the STIC Plan generally will be subject to tax at ordinary income rates on the amount of the award at the time the award is paid, and the Company will be entitled to a tax deduction for the amount of the award. The Company will deduct any required withholding taxes from the payments made under the STIC Plan. The foregoing summary of the principal current Federal income tax consequences relating to awards under the STIC Plan does not describe all Federal tax consequences, or any local, state or foreign tax consequences, associated with the STIC Plan.

     Term of STIC Plan. If approved by the stockholders, the STIC Plan will remain in effect until terminated by the Committee, subject to any additional stockholder approvals required by Section 162(m).

     The Board of Directors of the Company recommends a vote FOR the approval of the material terms of the Short-Term Incentive Compensation Plan. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the specifications made on the form of proxy. Where no specification is made, proxies will be voted FOR the approval of the Short-Term Incentive Compensation Plan.

     An affirmative vote in favor of the Short-Term Incentive Compensation Plan by a majority of the votes properly cast is required for approval of the STIC Plan.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy statement for the 2002 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, by September 20, 2001, and should be sent to the attention of John
P. McGann, Secretary. If a stockholder of the Company intends to present a proposal at the 2002 Annual Meeting of Stockholders of the Company without including it in the Company's proxy statement, such stockholder must comply with the advance notice provisions of the Company's By-Laws. Those provisions require that the Company receive the proposal at its offices at Two Seaport Lane, Suite 1300, Boston, Massachusetts 02210-2019, attention John P. McGann, Secretary, not earlier than December 9, 2001, and not later than January 8, 2002.

ANNUAL REPORT ON FORM 10-K

     The Company is providing without charge, to each person from whom a proxy is solicited, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules, for fiscal year 2000. To request an additional copy of the 10-K, please write to John P. McGann, Secretary, Cabot Corporation, Two Seaport lane, Suite 1300, Boston, MA 02210-2019.

SOLICITATION OF PROXIES

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally, by telephone and by facsimile. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000.

MISCELLANEOUS

     The management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

John P. McGann
Secretary

Boston, Massachusetts
January 19, 2001

                                                                       EXHIBIT A

                               CABOT CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE

     The Board of Directors of Cabot Corporation (the "Company") has established an Audit Committee (the "Committee") with general responsibility and specific duties as described below.

COMPOSITION:

     The Committee shall be comprised of not less than three Directors who shall meet the requirements of Section 303 of The New York Stock Exchange Listed Company Manual. Committee membership shall be approved by the Board of Directors.

RESPONSIBILITY:

     The Committee's responsibility is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibility. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits (this is the responsibility of the Independent Accountant) or to determine that the Company's financial statements are complete and accurate (this is the responsibility of management). The Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Independent Accountant; the Independent Accountant is ultimately accountable to the Board of Directors and the Committee.

MEETINGS:

     The Committee shall meet as often as the members shall determine to be necessary or appropriate, but at least two times during each fiscal year. At any meeting of the Committee, the lesser of (i) a majority of the then Committee members and (ii) three Committee members, shall constitute a quorum.

SPECIFIC DUTIES:

     The Committee is to:

     1.  Review the Committee's Charter annually, and update as appropriate.

     2. Discuss with management its recommendation of the Independent Accountant to be selected, recommend to the Board of Directors the Independent Accountant to be selected, and review and approve any discharge of the Independent Accountant.

     3. Review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

     4. Ensure that it receives periodic written statements from the Independent Accountant regarding its independence and delineating all relationships between it and the Company consistent with Independence Standards Board Standard No. 1, and discuss with the Independent Accountant any such disclosed relationships and their impact on the Independent Accountant's objectivity and independence. If so determined by the Committee, recommend that the Board take appropriate action in response to the Independent Accountant's report to satisfy itself of the Independent Accountant's independence.

     5. Based on the criteria set forth in Item 306(a) of Regulation S-K and, if so determined by the Committee, recommend to the Board of Directors that the audited financial statements for each fiscal year be included in the Company's Annual Report on Form 10-K in respect of such year.

     6. Review with management and the Director of Internal Audit the adequacy and the scope of the annual internal audit plan, and any significant audit findings.

     7.  Review the scope of the Independent Accountant's annual audit.

     8. Review with management and the Independent Accountant, upon completion of their audit, financial results for the year prior to their release to the public. Review and discuss with management the audited financial statements. Discuss with the Independent Accountant the matters required to be discussed by the Statement on Auditing Standards No. 61 relating to the conduct of the year-end audit.

     9. Discuss with the Independent Accountant the quality of the Company's financial accounting personnel, and any relevant recommendations that the Independent Accountant may have.

     10. Report Committee actions to the Board of Directors with such recommendations, as the Committee may deem appropriate.

     11. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement, commencing with the proxy statement for the 2001 Annual Meeting.

     12. Perform such other functions as may be required by law, the Company's Certificate of Incorporation or its By-Laws.

                                                                       EXHIBIT B

                               CABOT CORPORATION

                     SHORT-TERM INCENTIVE COMPENSATION PLAN

     The purpose of this Short-Term Incentive Compensation Plan (the "Plan") is to provide incentives for certain senior executives of Cabot Corporation (the "Company") to achieve a sustained, high level of financial success for the Company. The Plan is intended to comply with the requirements for tax deductibility imposed by Internal Revenue Code Section 162(m) as in effect from time to time ("Section 162(m)") with respect to Awards paid pursuant to the Plan.

I. ADMINISTRATION

     The Plan will be administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an "outside director" for the purposes of Section 162(m), by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are "outside directors" for such purposes. The Compensation Committee or subcommittee administering the Plan is referred to herein as the "Committee." The Committee may delegate to other persons administrative functions that do not involve discretion. The Committee shall have the authority to interpret this Plan, and any interpretation or decision by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all participants in the Plan.

II. ELIGIBILITY; PARTICIPANTS

     Only officers of the Company shall be eligible to participate in the Plan. The Committee shall select, from among those eligible, the persons who shall from time to time participate in the Plan. Participation by an individual with respect to one award under the Plan shall not entitle the individual to participate with respect to subsequent awards, if any.

III. GRANT OF AWARDS

     The term "Award" as used in the Plan means an award opportunity that is granted to a Participant within a specified period after the beginning of the performance period (the "Performance Period") to which the Award relates. A Participant who is granted an Award shall be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award. Except as otherwise specified by the Committee in connection with the grant of an Award, the Performance Period applicable to Awards under the Plan shall be the fiscal year of the Company. Not later than (i) the ninetieth (90th) day after the beginning of the Performance Period, in the case of a Performance Period of 360 days or longer, or (ii) the end of the period constituting the first quarter of the Performance Period, in the case of a Performance Period of less than 360 days, the Committee shall select the Participants, if any, who are to receive Awards for such Performance Period and, in the case of each Award, shall establish the following:

     (a) the Performance Goals (as defined in Section IV below) applicable to the Award;

     (b) the amount or amounts that will be payable (subject to reduction in accordance with Section V) if the Performance Goals are achieved; and

     (c) such other terms and conditions as the Committee deems appropriate with respect to the Award.

     Once the Committee has established the terms of an Award in accordance with the foregoing, it shall not thereafter adjust such terms except to reduce payments, if any, under the Award in accordance with Section V. Notwithstanding the foregoing, if achievement under a Performance Goal would be affected by an Identified Item (as hereinafter defined), such Identified Item shall be disregarded if disregarding it would make the Performance Goal easier to achieve and shall be taken into account if taking it into account would make the Performance Goal easier to achieve. For purposes of the Plan, the term "Identified Item" means any of the following to the extent it is objectively determinable (for example, but without limitation, if the item appears as or can be objectively derived from a separate line item in the financial statements of the Company): an extraordinary or non-recurring item, a change in tax laws, an item relating to discontinued operations, an item relating to a divested business or a sale of one or more businesses, a restructuring charge, an accounting change or any other special, unusual or non-recurring gain or loss. Nothing in the rules set forth above for the treatment of Identified Items shall be construed as restricting the ability of the Committee to reduce Award payments under Section V.

IV. PERFORMANCE GOALS

     As used in the Plan, the term "Performance Goal" means an objectively determinable goal or target based on any one or any combination of the following (determined, in the case of Company-related measures, on a consolidated basis or on the basis of one or more subsidiaries, divisions or other geographic or business units): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; or stockholder return; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations; restructurings; financings (issuance of debt or equity); or refinancings. A Performance Goal need not be based on an increase or improvement under the applicable measure. An Award may specify more than one Performance Goal and, with respect to any Performance Goal, may specify levels of achievement at which different levels of payment may be earned.

V. CERTIFICATION OF PERFORMANCE; PAYMENT UNDER AWARDS

     As soon as practicable after the close of a Performance Period, the Committee shall take such steps as are sufficient to satisfy the certification requirement of the regulations under Section 162(m) as to whether and to what extent, if at all, the Performance Goal or Goals applicable to each Award granted for the Performance Period have been satisfied. The Committee shall then determine the actual payment, if any, under each Award. No amount may be paid under an Award unless the Performance Goal or Goals applicable to the payment of such amount have been certified as having been satisfied as set forth above. However, the Committee may, in its sole and absolute discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable under an Award for a Performance Period, reduce (including to zero) the actual payment, if any, to be made under such Award. The Committee may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant (for example, but without limitation, by disregarding in whole or in part an Identified Item that has been taken into account under Section III above or by taking into account, in whole or in part, an Identified Item that has been disregarded under Section III above).

VI. PAYMENT LIMITS

     No Participant may be paid more than $3,000,000 in any fiscal year of the Company under Awards granted under the Plan. In the case of an Award where payment is deferred pursuant to Section IX(b) below, the preceding sentence shall be applied by assuming that payment of the Award was made at the time it would have been paid absent the deferral.

VII. TAX WITHHOLDING

     All payments under the Plan shall be subject to reduction for applicable tax and other legally or contractually required withholdings.

VIII. AMENDMENT AND TERMINATION

     The Committee may amend the Plan at any time and from time to time; provided, that no amendment for which Section 162(m) would require shareholder approval in order to preserve exemption for Award payments as performance-based compensation shall be effective unless approved by the shareholders of the Company in a manner consistent with the requirements of Section 162(m). The Committee may at any time terminate the Plan.

IX. MISCELLANEOUS

     (a) Except as otherwise determined by the Committee at the time it grants an Award, no payment shall be made under an Award unless the Participant is employed by the Company on the last day of the Performance Period applicable to the Award. Notwithstanding the foregoing, if a Participant ceases to be employed by the Company during a Performance Period by reason of death or disability, the Committee may in its discretion authorize payment of any Awards held by such Participant to the Participant (or his or her estate) at the time other Awards are paid in respect of the Performance Period.

     (b) The Committee may, but need not, permit a Participant to defer payment of an Award beyond the date that the Award would otherwise be payable. Any amount deferred under the preceding sentence shall be adjusted for notional interest or other notional earnings on a basis, determined by the Committee, that preserves the eligibility of the Award payment as exempt performance-based compensation under Section 162(m).

     (c) No person shall have any claim or right to be granted an Award, nor shall the selection for participation in the Plan for any Participation Period be construed as giving a Participant the right to be retained in the employ of the Company for that Participation Period or for any other period.

     (d) The Plan and all Awards under the Plan shall be construed and administered in a manner consistent with the exemption of Award payments as exempt performance based compensation under Section 162(m). Subject to the foregoing, the Committee shall have complete discretion to construe the Plan and all matters arising under the Plan, and its determinations shall be binding on all parties.

     (e) The Plan shall be effective as of the date adopted, for the Performance Period ending September 30, 2001, subject to receiving stockholder approval at the 2001 Annual Stockholders Meeting and shall remain in effect for subsequent Performance Periods until terminated by the Company's Board of Directors.

                                                                 SKU# 0928-PS-01

January 19, 2001

Dear Plan Participant:

The Annual Meeting of Stockholders of Cabot Corporation will be held on March 8, 2001. The record date for determining stockholders entitled to vote at the meeting was January 10, 2001. Through your participation in the Cabot Corporation Employee Stock Ownership Plan ("ESOP"), Cabot Retirement Incentive Savings Plan ("CRISP"), Cabot Employee Savings Plan ("CESP") and/or the Cabot Oil & Gas Corporation Savings Investment Plan ("SIP"), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares. While the CRISP and the CESP were merged into the ESOP as of December 31, 2000 to form a new plan called the Cabot Retirement Savings Plan ("RSP"), the shares you held in each of those old plans are now held in corresponding accounts in your name in the new plan. You will be able to vote shares allocated to your accounts by following the instructions on the enclosed proxy card.

The number of shares allocated to you appears on the enclosed proxy card. If you were a participant in the CRISP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CSP". If you were a participant in the ESOP, the number of shares of Cabot Common Stock held for your account, including the shares of Common Stock issuable upon conversion of Cabot Convertible Preferred Stock held for your account, is shown at the top of the card and is followed by the letters "ESP". If you were a participant in the CESP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CEP". If you are a participant in the SIP, the number of shares of Cabot Common Stock held for your account is followed by the letters "SIP".

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustees as to your wishes. Your vote has a doubly important impact. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, your vote directs the Trustees of the RSP how to vote those shares for which no instructions are received from other Plan participants plus shares held in the Plan that have not been allocated to participants' accounts.

The Trustees of each Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan's shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

Additionally, any shares registered in your name and shares that you received under the Company's Long-Term Incentive Program that are still restricted are reflected on the enclosed proxy card.

To vote your shares, read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company's transfer agent, Fleet National Bank, N.A. c/o EquiServe, before March 1, 2001 in the enclosed postage-paid envelope. If you prefer, you may vote your shares via telephone or the Internet, as explained on the proxy card.

Sincerely,

/s/ Samuel W. Bodman

Samuel W. Bodman
Chairman of the Board
and Chief Executive Officer
                                                          0928-EBP-01

ZCAB2B                            DETACH HERE

                                     PROXY
[CABOT LOGO]
                               CABOT CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 8, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Samuel W. Bodman, Ho-il Kim and John P. McGann, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the employee benefit plan(s) shown on the reverse side hereof, to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 8, 2001 at 4:00 p.m., EST, in the Enterprise Room of the State Street Bank and Trust Company on the fifth floor at 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2, AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

-----------------
VOTE BY TELEPHONE
-----------------

It's fast, convenient and immediate. Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT/ANNUAL REPORT AND PROXY CARD.

2.   CALL THE TOLL-FREE NUMBER 1-877-PRX-VOTE (1-877-779-8683).

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.   FOLLOW THE RECORDED INSTRUCTIONS.
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE any time.


----------------
VOTE BY INTERNET
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
FOLLOW THESE FOUR EASY STEPS:

1.   READ THE ACCOMPANYING PROXY STATEMENT/ANNUAL REPORT AND PROXY CARD.

2.   GO TO THE WEBSITE http://www.eproxyvote.com/cbt

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4.   FOLLOW THE INSTRUCTIONS PROVIDED.
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/cbt any time.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.




ZCAB2A                            DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 AND ITEM 2.
 THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED "FOR" ITEM 1 AND ITEM 2 IF NO
                              CHOICE IS SPECIFIED.

1. Election of Directors.
   NOMINEES FOR TERMS EXPIRING IN 2004: (01) Kennett F. Burnes, (02) John S. Clarkeson, (03) Robert P. Henderson, (04) Roderick C.G. MacLeod, (05) Ronaldo
   H. Schmitz
   NOMINEES FOR TERMS EXPIRING IN 2003: (06) John G.L. Cabot, (07) John F.
   O'Brien
                    FOR                           WITHHELD
                    ALL       [ ]           [ ]   FROM ALL
                  NOMINEES                        NOMINEES

     [ ] _____________________________________________________________________
                       For all nominees except as noted above


                                                       FOR   AGAINST   ABSTAIN
2. Proposal to adopt Short-Term Incentive              [ ]     [ ]       [ ]
   Compensation Plan.

3. Transactions of such other business as may properly come before the meeting and any adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                            [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                              [ ]

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the president or other authorized officers. All co-owners must sign.


Signature: _______________ Date: ______ Signature: _______________ Date: ______